FORM 8-A
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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                      INNOVATIVE VALVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                             76-0530346
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

             14900 WOODHAM DRIVE, SUITE A-125
                    HOUSTON, TEXAS                         77073
         (Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------
               NONE                                           NONE

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-31617 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                          RIGHTS TO PURCHASE SERIES A
                     JUNIOR PARTICIPATING PREFERRED STOCK,
                           PAR VALUE $.001 PER SHARE
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby is the Rights to Purchase Series A Junior Participating Preferred Stock, par value $.001 per share (the "Rights"), of Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"). For a description of the Rights, see the information set forth under the caption "Description of Capital Stock--Stockholder Rights Plan" in (i) the prospectus subject to completion, dated October 17, 1997, included in Part I of the Registration Statement on Form S-1 (the "Registration Statement") of the Company originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on July 18, 1997 (Registration No. 333-31617), as amended on October 17, 1997, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. The Registration Statement relates to a proposed public offering of the common stock, par value $.001 per share (the "Common Stock"), of the Company, including the related Rights. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement. The Common Stock, including the related Rights, has been approved for quotation on the Nasdaq National Market under the symbol "IVTC." The Company has delivered copies of the Registration Statement and related prospectus to The Nasdaq Stock Market, Inc. in connection with that approval.

ITEM 2.     EXHIBITS.

            The following exhibit is filed as part of this Registration Statement on Form 8-A:

*4.1 Form of Certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

*4.2 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

*4.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

*4.4 Form of Rights Agreement of the Company, including form of Rights Certificate as Exhibit B thereto (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).
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 *  Incorporated by reference as indicated pursuant to Rule 12b-32.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  INNOVATIVE VALVE TECHNOLOGIES, INC.

Date: October 17, 1997            By: /s/ WILLIAM E. HAYNES
                                          William E. Haynes
                                          Chairman of the Board,
                                          President and Chief Executive Officer